UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 18, 2018 (September 17, 2018)

UNIVAR INC.

(Exact Name of Registrant as specified in its charter)

Delaware	001-37443	26-1251958
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3075 Highland Parkway, Suite 200 Downers Grove, IL	60515
(Address of principal executive offices)	(Zip Code)

(331) 777-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 17, 2018, Nexeo Solutions, Inc., a Delaware corporation (“Nexeo”), Univar Inc., a Delaware corporation, (“Univar”), Pilates Merger Sub I Corp, a Delaware corporation and direct wholly owned Subsidiary of Univar (“Merger Sub I”), and Pilates Merger Sub II LLC, a Delaware limited liability company and a direct wholly owned Subsidiary of Univar (“Merger Sub II”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) providing for the acquisition of Nexeo by Univar.

Also on September 17, 2018, following the execution of the Merger Agreement, certain affiliates of TPG Capital LLC and First Pacific Advisors, LLC and certain of its affiliates (collectively, the “Written Consent Parties”), in their capacity as direct and indirect stockholders of Nexeo, executed and delivered support agreements to Univar (collectively, the “Support Agreements”) pursuant to which they have agreed to provide their written consents to adopt the Merger Agreement on the terms specified in the Support Agreements (the “Written Consents”).

The Merger Agreement

The Merger Agreement provides, among other things, upon the terms and subject to the conditions set forth in the Merger Agreement, that (i) Merger Sub I will merge with and into Nexeo (the “Initial Merger”), with Nexeo surviving the Initial Merger as a wholly owned subsidiary of Univar, and (ii) immediately following the Initial Merger, Nexeo will merge with and into Merger Sub II (the “Subsequent Merger” and together with the Initial Merger, the “Mergers”), with Merger Sub II surviving as the surviving company in the Subsequent Merger .

Pursuant to the Merger Agreement, each share of common stock, par value $0.0001 per share, of Nexeo (collectively, the “Shares”) issued and outstanding immediately prior to the effective time of the Initial Merger (such time, the “Initial Effective Time”) (other than (i) Shares owned by Univar, Nexeo or any direct or indirect wholly owned subsidiary of Nexeo or Univar (including Merger Sub I and Merger Sub II) and (ii) Shares owned by stockholders who have perfected and not withdrawn a demand for appraisal rights pursuant to the Delaware General Corporations Law) will be converted into the right to receive (A) the Cash Consideration, described below, and (B) 0.305 of a share of common stock, par value $0.01 per share, of Univar (“Univar Common Stock”) (the “Stock Consideration” and, together with the Cash Consideration and any cash in lieu of fractional shares of Parent Common Stock, the “Merger Consideration”).

The “Cash Consideration” will be $3.29 per Share, subject to reduction by up to $0.41 per Share based on the closing price of Univar common stock on the day prior to the closing of the Mergers. The Cash Consideration will be reduced on a linear basis between $3.29 per Share and $2.88 per Share to the extent that the closing price of Univar common stock is between $25.34 and $22.18. If the closing price of Univar common stock is $22.18 per share or lower, the Cash Consideration will be $2.88 per Share. If the closing price of Univar common stock on is $25.34 per share or higher, the Cash Consideration will be $3.29 per Share.

The holders of Nexeo’s warrants will, following the Initial Effective Time, have the right to purchase the Merger Consideration upon the exercise of such number of warrants representing the right to purchase one Share prior to the Initial Effective Time, upon the terms and conditions specified in Nexeo’s warrants and the Warrant Agreement filed as Exhibit 4.1 to Nexeo’s Current Report on Form 8-K filed on June 16, 2014.

At the Initial Effective Time, with respect to each outstanding option to purchase Shares (each, a “Company Option”), whether vested or unvested, will: (i) if the exercise price of such Company Option is equal to or greater than the sum of (A) the Cash Consideration plus (B) the product obtained by multiplying (x) the Stock Consideration by (y) the volume weighted average closing sale price of one (1) share of Parent Common Stock as reported on the NYSE for the ten (10) consecutive trading days ending on the trading day immediately preceding the Initial Effective Time (the “Per Share Cash Equivalent Consideration”), such Company Option will terminate and be cancelled as of immediately prior to the Initial Effective Time, without any consideration being payable in respect thereof, and have no further force or effect, and (ii) if the exercise price of such Company Option is less than the Per Share Cash Equivalent Consideration, terminate and be cancelled as of immediately prior to the Initial Effective Time and be converted into the right to receive, in respect of each “net share” covered by such Company Option, the Merger Consideration, net of any taxes, the per share Merger Consideration. The number of “net shares” covered by such Company Option shall be determined in accordance with the formula set forth in the Merger Agreement and takes in account the exercise price of the applicable Company Option.

Each outstanding share of restricted stock (each, a “Company Restricted Stock Award”) that is outstanding as of immediately prior to the Effective Time, whether vested or unvested, will terminate and be cancelled as of immediately prior to the Initial Effective Time and be converted into the right to receive the Merger Consideration, net of any taxes withheld, with respect to the number of Shares subject to such Company Restricted Stock Award immediately prior to the Initial Effective Time.

Each outstanding performance share unit that was granted under Nexeo’s stock plan (each, a “Company Performance Share Unit Award”) that is outstanding or payable as of immediately prior to the Initial Effective Time, whether vested or unvested, will terminate and be cancelled as of immediately prior to the Initial Effective Time and be converted into the right to receive the Merger Consideration, net of any taxes withheld, with respect to the number of Shares subject to such Company Performance Share Unit Award determined based on actual performance through the latest practicable date prior to the Closing Date.

Each outstanding award of share-settled restricted share units (each, a “Company RSU Award”) that is outstanding or payable as of immediately prior to the Initial Effective Time, whether vested or unvested, will terminate and be cancelled as of immediately prior to the Initial Effective Time and be converted into the right to receive the Merger Consideration, net of any taxes withheld, with respect to the number of Shares subject to such Company RSU Award immediately prior to the Initial Effective Time.

Each outstanding award of cash-settled restricted share units (each, a “Company Cash RSU Award”) that is outstanding or payable as of immediately prior to the Initial Effective Time, whether vested or unvested, will terminate and be cancelled as of immediately prior to the Initial Effective Time and be converted into the right to receive an amount in cash equal to the Per Share Cash Equivalent Consideration, net of any taxes withheld, with respect to each Share subject to such Company Cash RSU Award immediately prior to the Initial Effective Time.

The parties’ obligation to consummate the Mergers is subject to the satisfaction or waiver of conditions set forth in the Merger Agreement, including: (i) the adoption by Nexeo’s stockholders of the Merger Agreement, (ii) the approval by Univar’s stockholders of the issuance of the shares of Univar Common Stock in connection with the transactions contemplated by the Merger Agreement, (iii) the expiration of the waiting period applicable to the Mergers under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of other required regulatory approvals, (iv) the absence of any law or governmental order prohibiting the Mergers, (v) the effectiveness of the Registration Statement (as defined below) and the approval for listing on the NYSE of the shares of Univar Common Stock in connection with the transactions contemplated by the Merger Agreement, (vi) no material adverse effect on Univar, Nexeo or Nexeo’s plastics segment having occurred since the signing of the Merger Agreement, (vii) the termination of the Tax Receivable Agreement dated as of June 9, 2016, by and among WL Ross Holding Corp., TPG VI Nexeo II, L.P., TPG VI FOF Nexeo, L.P., Nexeo Holdco, LLC, TPG VI AIV SLP SD, LP, and TPG VI DE BDH, LP and (viii) certain other customary conditions relating to the parties’ representations and warranties in the Merger Agreement and the performance of their respective obligations. The consummation of the Mergers is not subject to a financing contingency.

The Merger Agreement contains customary representations and warranties made by each of the Univar and Nexeo, and also contains customary pre-closing covenants, including covenants, among others, (i) by each of Univar and Nexeo to operate its businesses in the ordinary course consistent with past practice and to refrain from taking certain actions without the other party’s consent, (ii) by each of Univar and Nexeo not to initiate, solicit, knowingly facilitate or knowingly encourage any person making any proposal for an alternative transaction, (iii) by Nexeo to use reasonable best efforts to cause the Written Consent Parties to execute and deliver the Written Consents and, in certain circumstances where the Written Consents are not timely delivered by the Written Consent Parties, at Univar’s election, to call and hold a special stockholders meeting for Nexeo’s stockholders to vote on the adoption of the Merger Agreement; and (iv) by Univar to call and hold a special stockholders meeting for Univar’s stockholders to vote on the approval of the issuance of Univar common stock pursuant to the Merger Agreement. Univar will file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (the “Registration Statement”) in connection with the issuance of Univar Common Stock in connection with the transactions contemplated by the Merger Agreement, which will include a prospectus and a joint proxy statement of Univar and a consent solicitation statement of Nexeo.

Under the Merger Agreement, each of Univar and Nexeo has also agreed to use its reasonable best efforts to consummate the Mergers, including using reasonable best efforts to obtaining all required regulatory approvals. In connection with this obligation, Univar is required, among other things, to divest businesses, assets or products of Nexeo or Univar, unless such action would be with respect to both (i) businesses, assets, or products representing, in the aggregate, in excess of $125 million of annual sales revenues for the last fiscal year and (ii) more than two existing distribution centers in the aggregate. If the Merger Agreement is terminated in certain circumstances where required regulatory approvals are not obtained, Univar would be required to pay Nexeo a termination fee equal to $35 million.

In addition, the Merger Agreement contains pre-closing covenants by Nexeo not to participate in any discussions or negotiations with any person making any proposal for an alternative transaction and requiring the board of directors of Nexeo to recommend to its stockholders that they adopt the Merger Agreement. The Nexeo board of directors’ right to change its recommendation in certain circumstances in response to an unsolicited proposal for an alternative transaction or following an intervening event terminated at the time the Support Agreements were delivered to Univar following the execution of the Merger Agreement.

The Merger Agreement also contains pre-closing covenants by Univar not to participate in any discussions or negotiations with any person making any proposal for an alternative transaction and requiring the board of directors of Univar to recommend to its stockholders that they approve issuance of the shares of Univar Common Stock in connection with the transactions contemplated by the Merger Agreement, subject to certain exceptions. The Univar board of directors may change its recommendation in certain circumstances specified in the Merger Agreement in response to an unsolicited proposal for an alternative transaction or following an intervening event, in which case Nexeo would have the right to terminate the Merger Agreement and require that Univar pay to it a termination fee equal to $128 million.

The Merger Agreement provides certain other termination rights for both Univar and Nexeo, including a termination right for Univar in certain circumstances where the Written Consents are not timely delivered the by the Written Consent Parties.

The foregoing description of the Merger Agreement and the Mergers do not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement and any related agreements. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Univar, Nexeo or any other party to the Merger Agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Univar’s or Nexeo’s public disclosures.

A copy of the Merger Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the Merger Agreement is qualified in its entirety by reference thereto.

Support Agreements

Following the execution of the Merger Agreement, the Written Consent Parties in their capacity as direct and indirect stockholders of Nexeo executed and delivered the Support Agreements pursuant to which, among other things, each Written Consent Party agreed to deliver a Written Consent in respect of Shares beneficially owned by them representing in the aggregate more than a majority of the total Shares outstanding as of the date hereof. The Support Agreements provide that the Written Consent Parties will deliver the Written Consents within 24 hours of the Registration Statement being declared effective. The Written Consent Parties have also agreed to vote their shares in favor of the adoption of the Merger Agreement and against any proposal with respect to an alternative proposal in certain circumstances in which a special meeting of Nexeo’s stockholders is held. The Written Consent Parties agreed to restrictions on transfers of their Shares prior to the closing of the Mergers or the earlier termination of the Support Agreements.

The Support Agreements terminate if the Merger Agreement is terminated or in the event of certain amendments or waivers of the Merger Agreement, including amendments or waivers that diminish the Merger Consideration or otherwise materially and adversely affects the rights of the Written Consent Parties.

Copies of the Support Agreement are filed with this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference, and the foregoing description of the Support Agreements is qualified in its entirety by reference thereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated September 17, 2018, by and among Nexeo, Univar, Pilates Merger Sub I Corp and Pilates Merger Sub II LLC.

10.1	Sponsor Support Agreement, dated September 17, 2018, by and among Univar and certain affiliates of TPG Capital, LLC.

10.2	Sponsor Support Agreement, dated September 17, 2018, by and among Univar and First Pacific Advisors, LLC and certain of its affiliates.

EXHIBIT INDEX

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated September 17, 2018, by and among Nexeo, Univar, Pilates Merger Sub I Corp and Pilates Merger Sub II LLC.

10.1	Sponsor Support Agreement, dated September 17, 2018, by and among Univar and certain affiliates of TPG Capital, LLC.

10.2	Sponsor Support Agreement, dated September 17, 2018, by and among Univar and First Pacific Advisors, LLC and certain of its affiliates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVAR INC.

By:	/s/ Jeffrey W. Carr
Name:	Jeffrey W. Carr
Title:	Senior Vice President, General Counsel and Secretary

Date: September 18, 2018